Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 21, 2026
FIRST QUARTER 2026 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$189.2 million	$1.65	$444.5 million	3.54%	55.8%	$67.03
$251.3 million, as adjusted[1]	$2.22, as adjusted[1]	$394.0 million, as adjusted[1]		47.5%, adjusted for deposit costs[1]	$61.14, excluding goodwill and intangibles[1]

CEO COMMENTARY:
Western Alliance achieved solid first quarter results featuring robust deposit growth, net interest margin expansion, and core earnings momentum, while taking decisive action to resolve two fraud-related credits, partially offset by gains from a series of well-executed security sales,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Continued business strength drove quarterly loan and deposit growth of $465 million and $5.6 billion, respectively, and generated adjusted earnings per share[1] of $2.22, excluding $0.57 of notable items. Net interest margin of 3.54% expanded 3 basis points as the cost of interest-bearing deposits declined 21 basis points, which sustained net interest income despite two fewer days in the quarter. Core asset quality remained stable and steady as the total classified assets ratio declined 9 basis points to 1.08% and net loan charge-offs to average loans[1] were 0.39%, excluding fraud-related charge-offs. Overall, tangible book value per share[1] climbed 13.0% year-over-year to $61.14 with a stable CET1 ratio of 11.0%, while we completed opportunistic quarterly share repurchases of $50.0 million."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR
The Company's first quarter 2026 financial results reflect an increased provision for credit losses related to the charge-off of the remaining $126.4 million Leucadia Asset Management LLC ("LAM") loan, partially offset by $50.5 million in gains from security sales. The adjusted metrics below exclude the impact of these items, as well as a $26.1 million charge-off from the specific reserve previously established on the Cantor Group V, LLC ("Cantor") loan. For reconciliations of the non-GAAP financial measures that exclude the effects of these actions, refer to the reconciliations starting on page 18.

FINANCIAL HIGHLIGHTS:
▪Net income of $189.2 million (or $251.3 million, as adjusted1) and earnings per share of $1.65 (or $2.22, as adjusted1), down 35.5% and 36.3%, from $293.2 million and $2.59, respectively
▪Net revenue of $1.0 billion, an increase of 3.9%, or $38.0 million, compared to an increase in non-interest expenses of 4.0%, or $22.2 million
▪Pre-provision net revenue1 of $444.5 million, up $15.8 million from $428.7 million
▪Effective tax rate of 18.2%, compared to 17.6%
▪Net income of $189.2 million (or $251.3 million, as adjusted1) and earnings per share of $1.65 (or $2.22, as adjusted1), down 5.0% and 7.8%, from $199.1 million and $1.79, respectively
▪Net revenue of $1.0 billion, an increase of 31.0%, or $240.9 million, compared to an increase in non-interest expenses of 14.8%, or $74.0 million
▪Pre-provision net revenue1 of $444.5 million, up $166.9 million from $277.6 million
▪Effective tax rate of 18.2%, compared to 19.2%

FINANCIAL POSITION RESULTS:
▪HFI loans of $59.1 billion, up $465 million
▪Total deposits of $82.7 billion, up $5.6 billion, or 7.2%
▪HFI loan-to-deposit ratio of 71.5%, down from 76.0%
▪Total equity of $7.9 billion, down $38 million
▪Increase in HFI loans of $4.4 billion, or 8.0%
▪Increase in total deposits of $13.4 billion, or 19.3%
▪HFI loan-to-deposit ratio of 71.5%, down from 79.0%
▪Increase in total equity of $693 million, or 9.6%

LOANS AND ASSET QUALITY:
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.83%, decreased from 0.85%
▪Criticized loans of $1.4 billion, up $75 million
▪Repossessed assets of $123 million, down $14 million from $137 million
▪Annualized net loan charge-offs to average loans outstanding of 1.45% (or 0.39%, as adjusted1), compared to 0.31%
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.83%, increased from 0.82%
▪Criticized loans of $1.4 billion, down $254 million
▪Repossessed assets of $123 million, up $72 million from $51 million
▪Annualized net loan charge-offs to average loans outstanding of 1.45% (or 0.39%, as adjusted1), compared to 0.20%

1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.

FIRST QUARTER 2026 FINANCIAL RESULTS

LINKED-QUARTER BASIS	YEAR-OVER-YEAR
The Company's first quarter 2026 financial results reflect an increased provision for credit losses related to the charge-off of the remaining $126.4 million Leucadia Asset Management LLC ("LAM") loan, partially offset by $50.5 million in gains from security sales. The adjusted metrics below exclude the impact of these items, as well as a $26.1 million charge-off from the specific reserve previously established on the Cantor Group V, LLC ("Cantor") loan. For reconciliations of the non-GAAP financial measures that exclude the effects of these actions, refer to the reconciliations starting on page 18.

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.54%, increased from 3.51%
▪Return on average assets and on tangible common equity1 of 0.80% (or 1.07%, as adjusted1) and 10.5% (or 14.2%, as adjusted1), compared to 1.23% and 16.9%, respectively
▪Tangible common equity ratio1 of 6.8%, decreased from 7.3%
▪CET 1 ratio of 11.0%, flat from the prior quarter
▪Tangible book value per share1, net of tax, of $61.14, relatively flat from $61.29
▪Efficiency ratio1 of 55.8%, compared to 55.7%
▪Efficiency ratio, adjusted for deposit costs1 of 47.5%, compared to 46.5%
▪Share repurchases of $50.0 million, or 0.7 million shares at $71.61 per share
▪Net interest margin of 3.54%, increased from 3.47%
▪Return on average assets and on tangible common equity1 of 0.80% (or 1.07%, as adjusted1) and 10.5% (or 14.2%, as adjusted1), compared to 0.97% and 13.4%, respectively
▪Tangible common equity ratio1 of 6.8%, decreased from 7.2%
▪CET 1 ratio of 11.0%, compared to 11.1%
▪Tangible book value per share1, net of tax, of $61.14, an increase of 13.0% from $54.10
▪Efficiency ratio1 of 55.8%, a decrease of 7.7%, from 63.5%
▪Efficiency ratio, adjusted for deposit costs1 of 47.5%, a decrease of 8.3%, from 55.8%

1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
The Company's first quarter 2026 financial results reflect the impact to provision for credit losses, arising from the charge-off of the remaining $126.4 million balance of the LAM loan. This impact was partially offset by $50.5 million in gains from security sales for the quarter. For reconciliations of the non-GAAP financial measures that exclude the effects of these actions, refer to the reconciliations starting on page 18.
Net interest income totaled $766.3 million in the first quarter 2026, which was relatively flat from $766.2 million in the fourth quarter 2025, but represented an increase of $115.7 million, or 17.8%, compared to the first quarter 2025. The slight increase in net interest income from the fourth quarter 2025 was primarily due to lower deposit and borrowing costs and an increase in average interest bearing assets, which were largely offset by declining yields on interest earning assets. The increase in net interest income from the first quarter 2025 was driven by an increase in average interest earning asset balances and lower rates on interest bearing liabilities, partially offset by an increase in average interest bearing liabilities balances and declining yields on interest earning assets.
The Company recorded a provision for credit losses of $213.2 million in the first quarter 2026, an increase of $140.2 million from $73.0 million in the fourth quarter 2025, and an increase of $182.0 million from $31.2 million in the first quarter 2025. The provision for credit losses during the first quarter 2026 was primarily driven by higher net charge-offs totaling $208.5 million, which included a charge-off of $126.4 million for the remaining balance of the LAM loan and a $26.1 million charge-off from the specific reserve previously established on the Cantor loan.
The Company’s net interest margin was 3.54% in the first quarter 2026, an increase from 3.51% in the fourth quarter 2025, and an increase from 3.47% in the first quarter 2025. Net interest margin increased from the fourth quarter 2025 due to lower rates on deposits and short-term borrowings, partially offset by declining yields on interest earning assets. The increase in net interest margin from the first quarter 2025 was primarily driven by a reduction in interest bearing liability costs resulting from a lower rate environment, partially offset by declining yields on interest earning assets.
Non-interest income was $252.6 million for the first quarter 2026, compared to $214.7 million for the fourth quarter 2025, and $127.4 million for the first quarter 2025. The increase in non-interest income of $37.9 million from the fourth quarter 2025 was primarily due to increases in gain on sales of investment securities of $43.1 million and service charges and fees of $14.9 million, partially offset by a lower net gain on mortgage loan origination and sale activities of $18.4 million. The increase in non-interest income of $125.2 million from the first quarter 2025 was primarily driven by increases in gain on sales of investment securities, service charges and fees, net gain on mortgage loan origination and sale activities, and income from equity investments. These increases were partially offset by a decrease in net loan servicing revenue.
Net revenue totaled $1.0 billion for the first quarter 2026, an increase of $38.0 million, or 3.9%, compared to $980.9 million for the fourth quarter 2025, and an increase of $240.9 million, or 31.0%, compared to $778.0 million for the first quarter 2025.
Non-interest expense was $574.4 million for the first quarter 2026, compared to $552.2 million for the fourth quarter 2025, and $500.4 million for the first quarter 2025. The increase in non-interest expense of $22.2 million from the fourth quarter 2025 was primarily due to an increase of $21.2 million in other non-interest expense and $7.0 million in insurance costs. The increase in other non-interest expense was primarily driven by costs associated with Juris banking, which had comparable growth in service charges and fees within non-interest income, as well as OREO-related charges. Insurance costs increased primarily due to a reduction in the FDIC special assessment recognized in the fourth quarter 2025. These increases were partially offset by a $7.9 million reduction in deposit costs. The increase in non-interest expense of $74.0 million from the first quarter 2025 was primarily attributable to increased deposit costs of $26.5 million, increased salaries and employee benefits of $23.1 million, and a $19.4 million increase in other non-interest expense largely related to Juris banking. These increases were partially offset by decreased insurance costs of $13.2 million. The Company's efficiency ratio was 55.8% for the first quarter 2026, compared to 55.7% for the fourth quarter 2025, and 63.5% for the first quarter 2025. The Company’s efficiency ratio, adjusted for deposit costs1, was 47.5% for the first quarter 2026, compared to 46.5% in the fourth quarter 2025, and 55.8% for the first quarter 2025.
Income tax expense was $42.1 million for the first quarter 2026, compared to $62.5 million for the fourth quarter 2025, and $47.3 million for the first quarter 2025. The decrease in income tax expense from the fourth quarter 2025 and the first quarter 2025 was primarily driven by lower pre-tax income.
Net income was $189.2 million (or $251.3 million, as adjusted1) for the first quarter 2026, a decrease of $104.0 million from $293.2 million for the fourth quarter 2025, and a decrease of $9.9 million from $199.1 million for the first quarter 2025. Earnings per share totaled $1.65 (or $2.22, as adjusted1) for the first quarter 2026, compared to $2.59 for the fourth quarter 2025, and $1.79 for the first quarter 2025.
The Company believes its pre-provision net revenue1 ("PPNR") is a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the first quarter 2026, the Company’s PPNR1 was $444.5 million, up $15.8 million from $428.7 million in the fourth quarter 2025, and up $166.9 million from $277.6 million in the first quarter 2025.

1    See Reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $59.1 billion at March 31, 2026, compared to $58.7 billion at December 31, 2025, and $54.8 billion at March 31, 2025. The increase in HFI loans of $465 million from the prior quarter was primarily driven by increases of $295 million and $113 million in commercial and industrial loans and residential real estate loans, respectively. The increase in HFI loans of $4.4 billion from March 31, 2025 was primarily driven by increases of $4.1 billion, $490 million, and $304 million in commercial and industrial, residential real estate, and commercial real estate non-owner occupied loans, respectively, partially offset by a decrease of $424 million in construction and land development loans. HFS loans totaled $3.9 billion at March 31, 2026, $3.5 billion at December 31, 2025, and $3.2 billion at March 31, 2025. The increase in HFS loans of $438 million from December 31, 2025 was primarily driven by increases of $345 million and $113 million in government-insured or guaranteed and agency-conforming mortgage loans, respectively. The increase in HFS loans of $698 million from March 31, 2025 was primarily driven by increases of $689 million and $110 million in government-insured or guaranteed and non-agency mortgage loans, respectively, partially offset by a $167 million decrease in agency-conforming mortgage loans.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.78% at both at March 31, 2026 and December 31, 2025, and 0.71% , and March 31, 2025. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.87% at both March 31, 2026 and December 31, 2025, and 0.77% at March 31, 2025. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $7.9 billion, $8.1 billion, and $8.5 billion as of March 31, 2026, December 31, 2025, and March 31, 2025, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.2 million as of March 31, 2026, $11.8 million as of December 31, 2025, and $11.9 million as of March 31, 2025. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 1.00% at March 31, 2026, 1.01% at December 31, 2025, and 0.92% at March 31, 2025.
Deposits totaled $82.7 billion at March 31, 2026, an increase of $5.6 billion from December 31, 2025, and an increase of $13.4 billion from $69.3 billion at March 31, 2025. By deposit type, the increase from the prior quarter is primarily attributable to increases of $3.7 billion, $969 million, and $828 million from non-interest bearing deposits, interest-bearing demand deposits and savings and money market accounts, respectively. From March 31, 2025, non-interest bearing deposits, interest-bearing demand deposits, and savings and money market accounts increased $6.1 billion, $3.9 billion, and $3.7 billion, respectively. Non-interest bearing deposits totaled $28.1 billion at March 31, 2026, compared to $24.4 billion at December 31, 2025, and $22.0 billion at March 31, 2025.
The table below shows the Company's deposit types as a percentage of total deposits:

	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Non-interest bearing	34.0%	31.5%	31.8%
Interest-bearing demand	23.4	23.9	22.4
Savings and money market	30.7	31.9	31.3
Certificates of deposit	11.9	12.7	14.5
The Company’s ratio of HFI loans to deposits was 71.5% at March 31, 2026, compared to 76.0% at December 31, 2025, and 79.0% at March 31, 2025.
Borrowings totaled $5.6 billion at March 31, 2026, $5.2 billion at December 31, 2025, and $4.2 billion at March 31, 2025. Borrowings increased $370 million from December 31, 2025 driven by a $676 million increase in short-term borrowings, partially offset by a $307 million decrease in long-term borrowings. Borrowings increased $1.5 billion from March 31, 2025, reflecting an increase in short-term borrowings of $2.0 billion, partially offset by a $529 million decrease in long-term borrowings.
Qualifying debt totaled $1.1 billion at March 31, 2026, consistent with the balance at December 31, 2025, and up from $898 million at March 31, 2025. The increase in qualifying debt from March 31, 2025 was primarily due to the issuance of $400 million of subordinated debt during the quarter ended December 31, 2025, partially offset by the repayment of $225 million of subordinated debt during the quarter ended June 30, 2025.
Total equity was $7.9 billion at March 31, 2026, relatively flat from December 31, 2025, and up from $7.2 billion at March 31, 2025. Total equity was flat from the prior quarter, primarily due to net income of $189.2 million, partially offset by changes in accumulated other comprehensive income of $112 million and cash dividends paid during the first quarter, comprised of $46.1 million, or $0.42 per common share, $3.2 million or $0.27 per depositary share, and $7.1 million on preferred stock of the Company's REIT subsidiary. In addition, the Company repurchased 0.7 million shares for $50.0 million during the first quarter of 2026 under the Company's $300 million share repurchase program. The increase in equity from March 31, 2025 was primarily driven by net income, partially offset by dividends to stockholders and share repurchases.
The Company's common equity tier 1 capital ratio was 11.0% at March 31, 2026 and December 31, 2025, compared to 11.1% at March 31, 2025. At March 31, 2026, tangible common equity, net of tax1, was 6.8% of tangible assets1 and total capital was 14.4% of risk-weighted assets. The Company’s tangible book value per share1 was $61.14 at March 31, 2026, relatively flat from $61.29 at December 31, 2025, and an increase of 13.0% from $54.10 at March 31, 2025. The increase in tangible book value per share from March 31, 2025 was primarily attributable to net income.
Total assets increased $6.1 billion, or 6.6%, to $98.9 billion at March 31, 2026 from $92.8 billion at December 31, 2025, and increased 19.0% from $83.0 billion at March 31, 2025. The increase in total assets from December 31, 2025 was primarily driven by increased cash as well as HFI and HFS loans. The increase in total assets from March 31, 2025 was primarily driven by increased cash, investment securities, and HFI and HFS loans.

1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.

Asset Quality
Provision for credit losses totaled $213.2 million for the first quarter 2026, compared to $73.0 million for the fourth quarter 2025, and $31.2 million for the first quarter 2025. Net loan charge-offs in the first quarter 2026 totaled $208.5 million, or 1.45% of average loans (annualized), compared to $44.6 million, or 0.31%, in the fourth quarter 2025, and $25.8 million, or 0.20%, in the first quarter 2025. Net loan charge-offs for the first quarter 2026 included charge-offs for the LAM and Cantor loans totaling $152.5 million. Excluding these two fraud-related charge-offs, net loan charge-offs1 were $56.0 million, or 0.39% of average loans (annualized)1 in the first quarter 2026.
Nonaccrual loans decreased $8 million to $492 million during the quarter and increased $41 million from March 31, 2025. Loans past due 90 days and still accruing interest totaled $56 million at March 31, 2026, $66 million at December 31, 2025, and $44 million at March 31, 2025 (excluding government guaranteed loans of $288 million, $290 million, and $275 million, respectively). Loans past due 30-89 days and still accruing interest totaled $157 million at March 31, 2026, an increase from $108 million at December 31, 2025, and a decrease from $182 million at March 31, 2025 (excluding government guaranteed loans of $94 million, $145 million, and $161 million, respectively). Criticized loans of $1.4 billion increased $75 million during the quarter and decreased $254 million from March 31, 2025.
Repossessed assets totaled $123 million at March 31, 2026, compared to $137 million at December 31, 2025, and $51 million at March 31, 2025. Classified assets of $1.1 billion at March 31, 2026 decreased $18 million from December 31, 2025, and decreased $125 million from March 31, 2025.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 13.0% at March 31, 2026, compared to 13.3% at December 31, 2025, and 15.9% at March 31, 2025.

1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.
2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2026 financial results at 12:00 p.m. ET on Wednesday, April 22, 2026. Participants may access the call by dialing 1-888-596-4144 and using access code 9350603 or via live audio webcast using the website link https://events.q4inc.com/attendee/403697580. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET April 22nd through 1:00 p.m. ET April 29th by dialing 1-800-770-2030, using access code 9350603.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; the outcome of legal proceedings regarding the Cantor Group V loan and the Leucadia Asset Management LLC loan, the amount of funds and/or collateral that may be available for repayment of such loans, and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loans; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Midcap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com or follow Western Alliance Bank on LinkedIn.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2026	2025	Change %
	(in millions)
Total assets	$98,853	$83,043	19.0%
Loans held for sale	3,936	3,238	21.6
Loans HFI, net of deferred fees	59,142	54,761	8.0
Investment securities	20,392	15,868	28.5
Total deposits	82,723	69,322	19.3
Borrowings	5,610	4,151	35.1
Qualifying debt	1,072	898	19.4
Total equity	7,908	7,215	9.6
Tangible common equity, net of tax (1)	6,677	5,973	11.8
Common equity Tier 1 capital	7,050	6,311	11.7

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2026	2025	Change %
	(in millions, except per share data)
Interest income	$1,188.2	$1,095.6	8.5%
Interest expense	421.9	445.0	(5.2)
Net interest income	766.3	650.6	17.8
Provision for credit losses	213.2	31.2	NM
Net interest income after provision for credit losses	553.1	619.4	(10.7)
Non-interest income	252.6	127.4	98.3
Non-interest expense	574.4	500.4	14.8
Income before income taxes	231.3	246.4	(6.1)
Income tax expense	42.1	47.3	(11.0)
Net income	189.2	199.1	(5.0)
Net income attributable to noncontrolling interest	7.1	—	NM
Net income attributable to Western Alliance	182.1	199.1	(8.5)
Dividends on preferred stock	3.2	3.2	—
Net income available to common stockholders	$178.9	$195.9	(8.7)
Diluted earnings per common share	$1.65	$1.79	(7.8)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2026			2025	Change %
Diluted earnings per common share / as adjusted (1)	$1.65	/	$2.22	$1.79	(7.8)%
Book value per common share	67.03			60.03	11.7
Tangible book value per common share, net of tax (1)	61.14			54.10	13.0
Average common shares outstanding (in millions):
Basic	108.2			108.8	(0.6)
Diluted	108.7			109.6	(0.8)
Common shares outstanding	109.2			110.4	(1.1)

Selected Performance Ratios:
Return on average assets / as adjusted (1, 2)	0.80% /	1.07%	0.97%	(17.5)%
Return on average tangible common equity / as adjusted (1, 2)	10.5 /	14.2	13.4	(21.6)
Net interest margin (2)	3.54		3.47	2.0
Efficiency ratio (1)	55.8		63.5	(12.1)
Efficiency ratio, adjusted for deposit costs (1)	47.5		55.8	(14.9)
HFI loan to deposit ratio	71.5		79.0	(9.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding / as adjusted (1, 2)	1.45% /	0.39%	0.20%	NM
Nonaccrual loans to funded HFI loans	0.83		0.82	1.2
Nonaccrual loans and repossessed assets to total assets	0.62		0.60	3.3
Allowance for loan losses to funded HFI loans	0.78		0.71	9.9
Allowance for credit losses to funded HFI loans	0.87		0.77	13.0
Allowance for loan losses to nonaccrual HFI loans	94		86	9.3
Allowance for credit losses to nonaccrual HFI loans	105		94	11.7

Capital Ratios:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Tangible common equity (1)	6.8%	7.3%	7.2%
Common Equity Tier 1 (3)	11.0	11.0	11.1
Tier 1 Leverage ratio (3)	8.1	8.2	8.6
Tier 1 Capital (3)	12.0	12.1	12.3
Total Capital (3)	14.4	14.5	14.5

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for March 31, 2026 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2026	2025
	(in millions, except per share data)
Interest income:
Loans	$915.7	$881.0
Investment securities	219.9	168.0
Other	52.6	46.6
Total interest income	1,188.2	1,095.6
Interest expense:
Deposits	360.7	378.3
Qualifying debt	13.1	9.3
Borrowings	48.1	57.4
Total interest expense	421.9	445.0
Net interest income	766.3	650.6
Provision for credit losses	213.2	31.2
Net interest income after provision for credit losses	553.1	619.4
Non-interest income:
Service charges and fees	88.5	40.5
Net gain on mortgage loan origination and sale activities	72.7	49.5
Net loan servicing (loss) revenue	(1.3)	21.8
Income from bank owned life insurance	10.7	11.4
Gain on sales of investment securities	50.5	2.1
Fair value gain adjustments, net	3.1	1.0
Income (loss) from equity investments	13.3	(4.8)
Other	15.1	5.9
Total non-interest income	252.6	127.4
Non-interest expenses:
Salaries and employee benefits	205.5	182.4
Deposit costs	163.3	136.8
Data processing	53.1	45.2
Legal, professional, and directors' fees	30.6	28.9
Insurance	24.7	37.9
Occupancy	19.2	17.2
Loan servicing expenses	16.7	16.4
Business development and marketing	9.5	5.9
Loan acquisition and origination expenses	7.9	5.2
Other	43.9	24.5
Total non-interest expense	574.4	500.4
Income before income taxes	231.3	246.4
Income tax expense	42.1	47.3
Net income	189.2	199.1
Net income attributable to noncontrolling interest	7.1	—
Net income attributable to Western Alliance	182.1	199.1
Dividends on preferred stock	3.2	3.2
Net income available to common stockholders	$178.9	$195.9

Earnings per common share:
Diluted shares	108.7	109.6
Diluted earnings per share	$1.65	$1.79

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(in millions, except per share data)
Interest income:
Loans	$915.7	$936.2	$948.3	$914.3	$881.0
Investment securities	219.9	221.6	231.7	201.5	168.0
Other	52.6	59.6	45.5	38.6	46.6
Total interest income	1,188.2	1,217.4	1,225.5	1,154.4	1,095.6
Interest expense:
Deposits	360.7	383.5	398.2	377.8	378.3
Qualifying debt	13.1	9.0	6.3	8.2	9.3
Borrowings	48.1	58.7	70.6	70.8	57.4
Total interest expense	421.9	451.2	475.1	456.8	445.0
Net interest income	766.3	766.2	750.4	697.6	650.6
Provision for credit losses	213.2	73.0	80.0	39.9	31.2
Net interest income after provision for credit losses	553.1	693.2	670.4	657.7	619.4
Non-interest income:
Service charges and fees	88.5	73.6	40.5	39.7	40.5
Net gain on mortgage loan origination and sale activities	72.7	91.1	75.5	39.4	49.5
Net loan servicing (loss) revenue	(1.3)	(1.4)	19.1	38.3	21.8
Income from bank owned life insurance	10.7	11.8	11.8	11.0	11.4
Gain on sales of investment securities	50.5	7.4	8.5	11.4	2.1
Fair value gain adjustments, net	3.1	3.5	8.3	0.1	1.0
Income (loss) from equity investments	13.3	12.2	7.8	2.9	(4.8)
Other	15.1	16.5	16.3	5.5	5.9
Total non-interest income	252.6	214.7	187.8	148.3	127.4
Non-interest expenses:
Salaries and employee benefits	205.5	201.7	193.5	179.9	182.4
Deposit costs	163.3	171.2	175.1	147.4	136.8
Data processing	53.1	48.9	48.1	45.0	45.2
Legal, professional, and directors' fees	30.6	33.6	28.1	25.3	28.9
Insurance	24.7	17.7	24.5	37.4	37.9
Occupancy	19.2	19.7	16.8	16.9	17.2
Loan servicing expenses	16.7	17.7	15.0	20.1	16.4
Business development and marketing	9.5	11.1	5.6	6.1	5.9
Loan acquisition and origination expenses	7.9	7.9	7.3	5.8	5.2
Other	43.9	22.7	30.4	30.8	24.5
Total non-interest expense	574.4	552.2	544.4	514.7	500.4
Income before income taxes	231.3	355.7	313.8	291.3	246.4
Income tax expense	42.1	62.5	53.3	53.5	47.3
Net income	189.2	293.2	260.5	237.8	199.1
Net income attributable to noncontrolling interest	7.1	7.1	7.1	7.4	—
Net income attributable to Western Alliance	182.1	286.1	253.4	230.4	199.1
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$178.9	$282.9	$250.2	$227.2	$195.9

Earnings per common share:
Diluted shares	108.7	109.3	109.8	109.6	109.6
Diluted earnings per share	$1.65	$2.59	$2.28	$2.07	$1.79

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(in millions)
Assets:
Cash and due from banks	$8,554	$3,596	$5,756	$2,767	$3,279
Investment securities	20,392	20,438	18,841	18,601	15,868
Loans held for sale	3,936	3,498	3,502	3,022	3,238
Loans held for investment:
Commercial and industrial	28,223	27,928	25,734	24,920	24,117
Commercial real estate - non-owner occupied	10,344	10,340	10,487	10,255	10,040
Commercial real estate - owner occupied	1,711	1,683	1,682	1,749	1,787
Construction and land development	4,080	4,055	4,065	4,526	4,504
Residential real estate	14,765	14,652	14,651	14,465	14,275
Consumer	19	19	27	24	38
Loans HFI, net of deferred fees	59,142	58,677	56,646	55,939	54,761
Allowance for loan losses	(461)	(461)	(440)	(395)	(389)
Loans HFI, net of deferred fees and allowance	58,681	58,216	56,206	55,544	54,372
Mortgage servicing rights	1,516	1,494	1,213	1,044	1,241
Premises and equipment, net	480	442	416	365	361
Operating lease right-of-use asset	125	131	134	130	125
Other assets acquired through foreclosure, net	123	137	130	218	51
Bank owned life insurance	1,067	1,057	1,045	1,033	1,022
Goodwill and other intangibles, net	646	649	651	653	656
Other assets	3,333	3,116	3,076	3,348	2,830
Total assets	$98,853	$92,774	$90,970	$86,725	$83,043
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$28,078	$24,353	$26,628	$22,997	$22,009
Interest bearing:
Demand	19,385	18,416	16,422	15,674	15,507
Savings and money market	25,414	24,586	24,627	22,231	21,728
Certificates of deposit	9,846	9,804	9,570	10,205	10,078
Total deposits	82,723	77,159	77,247	71,107	69,322
Borrowings	5,610	5,240	3,862	6,052	4,151
Qualifying debt	1,072	1,076	681	678	898
Operating lease liability	154	160	164	160	154
Accrued interest payable and other liabilities	1,386	1,193	1,326	1,321	1,303
Total liabilities	90,945	84,828	83,280	79,318	75,828
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,036	2,095	2,140	2,136	2,125
Retained earnings	5,740	5,607	5,371	5,165	4,980
Accumulated other comprehensive loss	(456)	(344)	(409)	(482)	(478)
Total Western Alliance stockholders' equity	7,615	7,653	7,397	7,114	6,922
Noncontrolling interest in subsidiary	293	293	293	293	293
Total equity	7,908	7,946	7,690	7,407	7,215
Total liabilities and equity	$98,853	$92,774	$90,970	$86,725	$83,043

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$460.6	$440.4	$394.7	$388.6	$373.8
Provision for credit losses (1)	209.0	64.8	76.8	35.7	40.6
Recoveries of loans previously charged-off:
Commercial and industrial	0.6	1.7	0.7	0.6	1.0
Commercial real estate - non-owner occupied	—	—	—	5.1	0.6
Commercial real estate - owner occupied	—	0.4	—	—	0.1
Construction and land development	—	1.5	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	0.1	—	—	—
Total recoveries	0.6	3.7	0.7	5.7	1.7
Loans charged-off:
Commercial and industrial	181.4	28.9	12.4	17.0	13.0
Commercial real estate - non-owner occupied	27.7	10.7	12.9	17.4	14.5
Commercial real estate - owner occupied	—	—	—	0.2	—
Construction and land development	—	8.6	6.3	0.6	—
Residential real estate	—	—	—	0.1	—
Consumer	—	0.1	0.2	—	—
Total loans charged-off	209.1	48.3	31.8	35.3	27.5
Net loan charge-offs	208.5	44.6	31.1	29.6	25.8
Balance, end of period	$461.1	$460.6	$440.4	$394.7	$388.6

Allowance for unfunded loan commitments
Balance, beginning of period	$49.6	$42.3	$39.2	$35.1	$39.5
Provision for (recovery of) credit losses (1)	3.7	7.3	3.1	4.1	(4.4)
Balance, end of period (2)	$53.3	$49.6	$42.3	$39.2	$35.1

Components of the allowance for credit losses on loans
Allowance for loan losses	$461.1	$460.6	$440.4	$394.7	$388.6
Allowance for unfunded loan commitments	53.3	49.6	42.3	39.2	35.1
Total allowance for credit losses on loans	$514.4	$510.2	$482.7	$433.9	$423.7

Net charge-offs to average loans - annualized	1.45%	0.31%	0.22%	0.22%	0.20%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.78%	0.78%	0.78%	0.71%	0.71%
Allowance for credit losses to funded HFI loans (3)	0.87	0.87	0.85	0.78	0.77
Allowance for loan losses to nonaccrual HFI loans	94	92	84	92	86
Allowance for credit losses to nonaccrual HFI loans	105	102	92	102	94
(1)    The above tables reflect only the provision for credit losses on funded and unfunded loans. For the three months ended March 31, 2026, provision for credit losses for HTM investment securities totaled $0.5 million. The allowance for credit losses on HTM investment securities totaled $13.4 million as of March 31, 2026.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.2 million as of March 31, 2026 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans (1)	$492	$500	$522	$427	$451
Nonaccrual loans to funded HFI loans	0.83%	0.85%	0.92%	0.76%	0.82%
Repossessed assets	$123	$137	$130	$218	$51
Nonaccrual loans and repossessed assets to total assets	0.62%	0.69%	0.72%	0.74%	0.60%

Loans Past Due
Loans past due 90 days, still accruing (2)	$56	$66	$49	$51	$44
Loans past due 90 days, still accruing to funded HFI loans (2)	0.09%	0.11%	0.09%	0.09%	0.08%
Loans past due 30 to 89 days, still accruing (3)	$157	$108	$196	$175	$182
Loans past due 30 to 89 days, still accruing to funded HFI loans (2)	0.27%	0.18%	0.35%	0.31%	0.33%

Other credit quality metrics
Special mention loans	$403	$325	$292	$444	$460
Special mention loans to funded HFI loans	0.68%	0.55%	0.52%	0.79%	0.84%

Classified loans on accrual	$455	$450	$476	$615	$693
Classified loans on accrual to funded HFI loans	0.77%	0.77%	0.84%	1.10%	1.27%
Classified assets (1)	$1,070	$1,088	$1,129	$1,261	$1,195
Classified assets to total assets	1.08%	1.17%	1.24%	1.45%	1.44%
(1)    Includes senior liens acquired to protect the Company's position with respect to its Cantor Group V loan of $13 million as of March 31, 2026.
(2)     Excludes government guaranteed residential mortgage loans of $288 million, $290 million, $282 million, $326 million, and $275 million as of each respective date in the table above.
(3)    Excludes government guaranteed residential mortgage loans of $94 million, $145 million, $149 million, $168 million, and $161 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2026			December 31, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,469	$80.2	5.95%	$5,195	$75.2	5.74%
Loans HFI:
Commercial and industrial	27,560	413.3	6.13	26,246	415.1	6.32
CRE - non-owner occupied	10,317	169.9	6.68	10,454	182.5	6.93
CRE - owner occupied	1,694	24.8	6.00	1,695	24.0	5.74
Construction and land development	3,983	76.4	7.79	4,003	82.5	8.17
Residential real estate	14,611	150.8	4.19	14,690	156.6	4.23
Consumer	19	0.3	7.48	21	0.3	5.34
Total HFI loans (1), (2), (3), (4)	58,184	835.5	5.85	57,109	861.0	6.01
Investment securities:
Taxable	17,696	195.4	4.48	17,690	197.8	4.44
Tax-exempt	2,278	24.5	5.50	2,212	23.8	5.39
Total investment securities (1)	19,974	219.9	4.59	19,902	221.6	4.54
Cash and other	5,327	52.6	4.01	5,633	59.6	4.20
Total interest earning assets	88,954	1,188.2	5.46	87,839	1,217.4	5.54
Non-interest earning assets
Cash and due from banks	543			462
Allowance for loan losses	(464)			(459)
Bank owned life insurance	1,060			1,049
Other assets	5,509			5,310
Total assets	$95,602			$94,201
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$18,946	$99.5	2.13%	$17,374	$102.2	2.33%
Savings and money market	24,611	168.7	2.78	24,113	180.9	2.98
Certificates of deposit	9,724	92.5	3.86	9,834	100.4	4.05
Total interest-bearing deposits	53,281	360.7	2.75	51,321	383.5	2.96
Short-term borrowings	2,948	29.5	4.05	3,243	33.7	4.13
Long-term debt	1,353	18.6	5.59	1,723	25.0	5.75
Qualifying debt	1,077	13.1	4.92	845	9.0	4.27
Total interest-bearing liabilities	58,659	421.9	2.92	57,132	451.2	3.13
Interest cost of funding earning assets			1.92			2.04
Non-interest-bearing liabilities
Non-interest-bearing deposits	27,352			27,524
Other liabilities	1,470			1,681
Equity	8,121			7,864
Total liabilities and equity	$95,602			$94,201
Net interest income and margin (5)		$766.3	3.54%		$766.2	3.51%
(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.1 million and $9.9 million for the three months ended March 31, 2026 and December 31, 2025, respectively.
(2)    Included in the yield computation are net loan fees of $23.9 million and $25.0 million for the three months ended March 31, 2026 and December 31, 2025, respectively
(3) Interest income includes a reduction for earnings credits totaling $48.7 million and $56.6 million for the three months ended March 31, 2026 and December 31, 2025, respectively.
(4)    Includes non-accrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2026			March 31, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,469	$80.2	5.95%	$4,300	$66.6	6.28%
Loans HFI:
Commercial and industrial	27,560	413.3	6.13	22,831	365.8	6.56
CRE - non-owner occupied	10,317	169.9	6.68	10,011	175.1	7.10
CRE - owner occupied	1,694	24.8	6.00	1,880	28.7	6.30
Construction and land development	3,983	76.4	7.79	4,407	91.8	8.45
Residential real estate	14,611	150.8	4.19	14,346	152.2	4.30
Consumer	19	0.3	7.48	46	0.8	6.69
Total loans HFI (1), (2), (3), (4)	58,184	835.5	5.85	53,521	814.4	6.20
Investment securities:
Taxable	17,696	195.4	4.48	13,020	143.5	4.47
Tax-exempt	2,278	24.5	5.50	2,255	24.5	5.52
Total investment securities (1)	19,974	219.9	4.59	15,275	168.0	4.63
Cash and other	5,327	52.6	4.01	4,083	46.6	4.63
Total interest earning assets	88,954	1,188.2	5.46	77,179	1,095.6	5.81
Non-interest earning assets
Cash and due from banks	543			331
Allowance for loan losses	(464)			(397)
Bank owned life insurance	1,060			1,015
Other assets	5,509			4,720
Total assets	$95,602			$82,848
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$18,946	$99.5	2.13%	$15,870	$99.9	2.55%
Savings and money market accounts	24,611	168.7	2.78	21,206	164.8	3.15
Certificates of deposit	9,724	92.5	3.86	10,018	113.6	4.60
Total interest bearing deposits	53,281	360.7	2.75	47,094	378.3	3.26
Short-term borrowings	2,948	29.5	4.05	1,722	20.8	4.89
Long-term debt	1,353	18.6	5.59	2,652	36.6	5.60
Qualifying debt	1,077	13.1	4.92	899	9.3	4.18
Total interest bearing liabilities	58,659	421.9	2.92	52,367	445.0	3.45
Interest cost of funding earning assets			1.92			2.34
Non-interest bearing liabilities
Non-interest bearing deposits	27,352			22,097
Other liabilities	1,470			1,485
Equity	8,121			6,899
Total liabilities and equity	$95,602			$82,848
Net interest income and margin (5)		$766.3	3.54%		$650.6	3.47%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.1 million and $10.2 million for the three months ended March 31, 2026 and 2025, respectively.
(2)    Included in the yield computation are net loan fees of $23.9 million and $23.8 million for the three months ended March 31, 2026 and 2025, respectively.
(3)    Interest income includes a reduction for earnings credits totaling of $48.7 million and $58.1 million for the three months ended March 31, 2026 and 2025, respectively.
(4)    Includes non-accrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Income Statement Classification of Earnings Credit and Referral Costs
Unaudited
The below table presents the income statement classification for total earnings credit and referral costs incurred on deposits:

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Income statement line item	(in millions)
Interest income (1)	$48.7	$56.6	$64.9	$61.3	$58.1
Service charges and fees (1)	8.3	7.2	5.4	4.4	4.2
Deposit costs (2)	157.3	165.0	169.1	142.8	129.9
Total earnings credit and referral costs	$214.3	$228.8	$239.4	$208.5	$192.2
(1) Earnings credits recorded as a reduction to Interest income and Service charges and fees.
(2) Deposit costs also included $6.0 million, $6.2 million, $6.0 million, $4.6 million, and $6.9 million in other deposit related costs for each respective period in the table above, primarily associated with reciprocal deposits.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(in millions)
Net interest income	$766.3	$766.2	$750.4	$697.6	$650.6
Total non-interest income	252.6	214.7	187.8	148.3	127.4
Net revenue	$1,018.9	$980.9	$938.2	$845.9	$778.0
Total non-interest expense	574.4	552.2	544.4	514.7	500.4
Pre-provision net revenue (1)	$444.5	$428.7	$393.8	$331.2	$277.6
Less:
Provision for credit losses	213.2	73.0	80.0	39.9	31.2
Income tax expense	42.1	62.5	53.3	53.5	47.3
Net income	$189.2	$293.2	$260.5	$237.8	$199.1

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(dollars in millions)
Total non-interest expense	$574.4	$552.2	$544.4	$514.7	$500.4
Less: Deposit costs	163.3	171.2	175.1	147.4	136.8
Total non-interest expense, excluding deposit costs	411.1	381.0	369.3	367.3	363.6
Divided by:
Total net interest income	766.3	766.2	750.4	697.6	650.6
Plus:
Tax equivalent interest adjustment	10.1	9.9	9.7	10.2	10.2
Total non-interest income	252.6	214.7	187.8	148.3	127.4
Less: Deposit costs	163.3	171.2	175.1	147.4	136.8
	$865.7	$819.6	$772.8	$708.7	$651.4
Efficiency ratio (2)	55.8%	55.7%	57.4%	60.1%	63.5%
Efficiency ratio, adjusted for deposit costs (2)	47.5%	46.5%	47.8%	51.8%	55.8%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(in millions, except per share data)
Total equity	$7,908	$7,946	$7,690	$7,407	$7,215
Less:
Goodwill and intangible assets, net	646	649	651	653	656
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	293	293	293
Total tangible common equity	6,674	6,709	6,451	6,166	5,971
Plus: deferred tax - attributed to intangible assets	3	2	2	2	2
Total tangible common equity, net of tax	$6,677	$6,711	$6,453	$6,168	$5,973
Total assets	$98,853	$92,774	$90,970	$86,725	$83,043
Less: goodwill and intangible assets, net	646	649	651	653	656
Tangible assets	98,207	92,125	90,319	86,072	82,387
Plus: deferred tax - attributed to intangible assets	3	2	2	2	2
Total tangible assets, net of tax	$98,210	$92,127	$90,321	$86,074	$82,389
Tangible common equity ratio (3)	6.8%	7.3%	7.1%	7.2%	7.2%
Common shares outstanding	109.2	109.5	110.2	110.4	110.4
Tangible book value per share, net of tax (3)	$61.14	$61.29	$58.56	$55.87	$54.10

Return on Average Tangible Common Equity:
	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
	(in millions)
Net income available to common shareholders	$178.9	$282.9	$250.2	$227.2	$195.9
Divided by:
Average stockholders' equity	8,121	7,864	7,607	7,355	6,899
Less:
Average goodwill and intangible assets	648	650	652	655	658
Average preferred stock	295	295	295	295	295
Average noncontrolling interest	293	293	293	293	16
Average tangible common equity	$6,885	$6,625	$6,366	$6,112	$5,930
Return on average tangible common equity (1)	10.5%	16.9%	15.6%	14.9%	13.4%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited
The adjusted revenue, earnings and return metrics presented below for the three months ended March 31, 2026 exclude the impact to provision for credit losses of charging off the remaining balance of the LAM loan as well as gains from sales of investment securities that were executed as part of the Company's mitigation strategy, as applicable. In addition, net charge-offs for the three months ended March 31, 2026 have been adjusted to exclude the impact of fraud related charge-offs associated with the LAM and Cantor loans.

Net Revenue and Pre-Provision Net Revenue, As Adjusted
(in millions)
Net revenue	$1,018.9
Adjusted for:
Gain on sales of investment securities	(50.5)
Net revenue, as adjusted	$968.4
Total non-interest expense	574.4
Pre-provision net revenue, as adjusted (1)	$394.0
Less:
Provision for credit losses	213.2
Income tax expense	42.1
Gain on sales of investment securities	(50.5)
Net income	$189.2

Earnings per Share, As Adjusted:
(in millions, except per share data)
Net income	$189.2
Adjusted for:
Gain on sales of investment securities	(50.5)
Provision for credit losses on LAM	126.4
Tax effect of adjustments	(13.8)
Net income, as adjusted	251.3
Net income attributable to noncontrolling interest	7.1
Dividends on preferred stock	3.2
Net income available to common stockholders, as adjusted	$241.0
Diluted shares	108.7
Diluted earnings per share, as adjusted (1)	$2.22

Return on Average Assets, As Adjusted:
(dollars in millions)
Net income, as adjusted	$251.3
Divided by:
Average Assets	$95,602
Return on average assets, as adjusted (1)	1.07%

Return on Average Tangible Common Equity, As Adjusted:
(dollars in millions)
Net income available to common stockholders, as adjusted	$241.0
Divided by: Average equity	8,121
Less:
Average goodwill and intangible assets	648
Average preferred stock	295
Average noncontrolling interest	293
Average tangible common equity	$6,885
Return on average tangible common equity (1)	10.5%
Return on average tangible common equity, as adjusted (1)	14.2%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Net Charge-Offs and Net Charge-Offs to Average Loans, As Adjusted:
(dollars in millions)
Net charge-offs	$208.5
Adjusted for fraud related charge-offs:
LAM	(126.4)
Cantor	(26.1)
Net charge-offs, as adjusted	$56.0
Divided by: Average HFI loans	58,184
Net charge-offs to average loans - annualized, as adjusted	0.39%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.